Exhibit 99.1

bioAffinity Technologies Announces Program to Advance Veteran Lung Health: Philips, bioAffinity Technologies and 4DMedical Highlight New Approaches to Lung Health Screening for U.S. Veterans

Expert panel will share real-world case studies to demonstrate how mobile CT screening, noninvasive CyPath® Lung testing, and comprehensive functional lung imaging can reduce cost while improving access, early detection and outcomes for veterans

National Association of Veterans’ Research and Education Foundations (NAVREF) to host July 21 webinar

Register here

SAN ANTONIO, Texas – June 16, 2026 – bioAffinity Technologies, Inc. (Nasdaq: BIAF; BIAFW), a biotechnology company advancing cancer diagnostics including CyPath® Lung, the Company’s commercially available test for early-stage lung cancer, announced a webinar on July 21, 2026, featuring clinical experts discussing emerging approaches to lung health screening and early detection for veterans at increased risk for lung cancer and other respiratory diseases.

The educational webinar will explore current challenges in identifying and managing lung disease in veteran populations, including those potentially impacted by toxic exposures recognized under the PACT Act. Presenters will discuss advances in diagnostic technologies, imaging capabilities, and strategies that may support earlier detection and improved clinical decision-making.

The webinar will feature clinical perspectives on:

●	Lung cancer risk among veterans and the importance of early detection
●	The evolving role of imaging in lung health assessment
●	Emerging noninvasive diagnostic approaches
●	Opportunities to improve patient access to screening and follow-up care
●	Considerations for implementing comprehensive lung health programs

Speakers:

Moderator

Rashi Romanoff, Chief Executive Officer, National Association of Veterans’ Research and Education Foundations (NAVREF) NAVREF is a nonprofit organization that supports the research and education mission of the Department of Veterans Affairs by advancing innovation, fostering public-private partnerships, and accelerating the development of new healthcare solutions for veterans. NAVREF serves as a bridge between VA researchers, industry, academia, and philanthropic organizations to help bring promising technologies and clinical advancements to the veteran community.

Panelists

Amy Rohs, MD, is a board-certified physician in Internal Medicine, Pulmonary Medicine, and Critical Care Medicine with more than 20 years of clinical experience and over a decade of leadership in tele-critical care, virtual health, and healthcare innovation. A former VA clinical and operational leader and current Physician Clinical Champion with Philips, she combines extensive experience in critical care, telemedicine, and military medicine to advance scalable, technology-enabled models of care.

Philips is a health technology company focused on improving people’s lives through meaningful innovation – from healthy living and prevention to diagnosis, treatment and home care. Applying advanced technologies and deep clinical and consumer insights, Philips partners with customers to deliver integrated solutions that help provide improved patient experience, better health outcomes, improved staff experience, and lower cost of care.

Michael Nicholson, DO, will discuss his clinical experience using CyPath® Lung, bioAffinity Technologies’ noninvasive test for early detection of lung cancer. He is a pulmonary, critical care, advanced lung disease, and lung transplantation specialist whose clinical focus includes improving noninvasive malignancy risk stratification for patients with pulmonary nodules. Dr. Nicholson has published peer-reviewed research, presented at international conferences, and authored textbook chapters on topics including bronchoscopic lung volume reduction, COPD, alpha-1 antitrypsin deficiency, interstitial lung disease, pulmonary hypertension, lung transplantation, and pleural disease.

Dr. Nicholson practices at RWJBarnabas Health, New Jersey’s largest and most comprehensive academic health system, providing integrated care, medical education, and research across a statewide network of hospitals, ambulatory centers, and specialty practices. CyPath® Lung is a noninvasive test designed to improve the early detection of lung cancer in patients at high risk for the disease. CyPath® Lung uses advanced flow cytometry and proprietary artificial intelligence (AI) to identify cell populations in patient sputum that indicate malignancy.

Greg Mogel, MD, 4DMedical’s Chief Medical Officer, is a practicing radiologist and physician executive with a long career in medicine and engineering in government, academia, and industry. He previously held multiple leadership roles at Kaiser Permanente where he played a central role in the establishment of Lung Cancer Screening across the largest integrated healthcare delivery system in the United States. A proud veteran, Greg served in the United States Army Medical Corps.

4DMedical Limited is a medical technology company that develops advanced imaging and analysis solutions to assess lung structure and function. Its proprietary platform provides clinicians with highly detailed, noninvasive visualization of lung motion and airflow, enabling earlier detection of respiratory diseases and improved patient management.

Event Details:

Date: July 21, 2026

Time: 6 p.m. ET/5:00 p.m. CT (US and Canada)

Veterans experience a higher incidence of lung cancer than the general population, underscoring the importance of timely screening and diagnostic evaluation. The webinar will provide healthcare professionals with insights into current clinical practices and emerging technologies that may help support improved outcomes for at-risk patients.

The program is intended for healthcare professionals involved in pulmonary medicine, oncology, radiology, primary care, veteran health services, and related specialties. For additional information or to register, please click this link.

About CyPath® Lung

CyPath® Lung by bioAffinity Technologies is a noninvasive test designed to improve the early detection of lung cancer in patients at high risk for the disease. CyPath® Lung uses advanced flow cytometry and proprietary artificial intelligence (AI) to identify cell populations in patient sputum that indicate malignancy. CyPath® Lung incorporates a fluorescent porphyrin that is preferentially taken up by cancer and cancer-related cells. In a published clinical trial of high-risk patients, CyPath® Lung demonstrated 92% sensitivity, 87% specificity, 88% accuracy and 99% negative predictive value (NPV) in detecting lung cancer in patients at high risk for the disease who had small indeterminate lung nodules less than 20 millimeters. The high NPV gives physicians greater confidence that a negative result is truly negative, potentially sparing patients from unnecessary invasive and costly procedures. CyPath® Lung is marketed as a Laboratory Developed Test (LDT) and is not intended for use as a sole diagnostic tool and should be considered alongside other clinical findings.

About bioAffinity Technologies, Inc.

bioAffinity Technologies, Inc. addresses the need for noninvasive diagnosis of early-stage cancer and other diseases of the lung and broad-spectrum cancer treatments. The Company’s first product, CyPath® Lung, is a noninvasive test that has shown high sensitivity, specificity and accuracy for the detection of early-stage lung cancer. CyPath® Lung is marketed as a Laboratory Developed Test (LDT) by Precision Pathology Laboratory Services, a subsidiary of bioAffinity Technologies. LDTs are overseen under the Clinical Laboratory Improvement Amendments (CLIA), which are administered by the Centers for Medicare & Medicaid Services. For more information, visit www.bioaffinitytech.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict, that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to successfully commercialize CyPath® Lung, risks related to the regulatory environment for laboratory developed tests, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. While the Company believes these forward-looking statements are reasonable, readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The information in this release is provided only as of the date of this release, and the Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Contact

bioAffinity Technologies

Julie Anne Overton

Director of Communications

investors@bioaffinitytech.com

-3-